SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 8, 2000




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)




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ITEM 5.  OTHER EVENTS

A. On August 8, 2000, CPI Corp. issued the following press release:

    CPI CORP. ANNOUNCES PRINTS PLUS SALE NEGOTIATIONS TERMINATED

    St. Louis, MO., August 8, 2000 - CPI Corp. (NYSE-CPY) ("CPI") announced today that negotiations to sell its Wall Decor business to a holding company formed by top management of Prints Plus and Huron Capital Partners, LLC have terminated. The parties were not able to reach agreement on the definitive terms of the proposed transaction. CPI had announced the execution of a letter of intent and commencement of negotiations in April.

    Commenting on the termination of negotiations, Alyn V. Essman, Chairman and Chief Executive Officer of CPI, said "We will continue to operate the Prints Plus stores in the ordinary course of business as we pursue discussions with other potential buyers to dispose of this business."

    CPI Corp. is a consumer services company with $319.1 million in fiscal 1999 sales from continuing operations, operating
    1,021 Sears Portrait Studios in the United States, Puerto
    Rico and Canada.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                            /s/   Alyn V. Essman
                                 -----------------------------
                                  Alyn V. Essman
                                  Chairman and Chief Executive
                                  Officer


Dated:  August 10, 2000

























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